                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

     PROXY             KENT ELECTRONICS CORPORATION
                                 HOUSTON, TEXAS
           SPECIAL MEETING OF SHAREHOLDERS,                   , 1996

         The undersigned shareholder of Kent Electronics Corporation, a Texas corporation ("Kent"), hereby constitutes and appoints Morrie K. Abramson and Stephen J. Chapko, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Kent
     Shareholders to be held at     a.m., local time, on             ,
     1996, and at any adjournments thereof (the "Kent Special Meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders,
     both dated             , 1996, receipt of which is acknowledged, in
     the manner specified below.

         1. Approval of proposed resolutions approving, ratifying, confirming and adopting the Reorganization Agreement dated September 25, 1996 (the "Merger Agreement"), and the transactions described in and contemplated by the Merger Agreement, providing for the merger of Futronix Corporation, a Texas corporation ("Futronix"), and Wire & Cable Specialties Corporation, a Georgia corporation ("Wire & Cable"), with and into Futronix Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Kent, on the terms and conditions as set forth in the Merger Agreement attached as Appendix I to the Joint Proxy Statement/Prospectus dated

          / / For            / / Against            / / Abstain

         2. Approval of proposed amendment to Kent's Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 60 million.

          / / For            / / Against            / / Abstain

         3. In their sole discretion on such matters as may properly come before the Kent Special Meeting or any adjournment thereof.

          / / Authorized               / / Withhold Authority

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2 and with discretionary authority on all other matters that may properly come before the Kent Special Meeting or any adjournments thereof.
                            (Continued on next page)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Please date and sign exactly as your name appears on this Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              -----------------------------
                                              (Signature of Shareholder)

                                              -----------------------------
                                              (Signature of Shareholder)

                                              Dated , 1996

     THIS PROXY IS SOLICITED ON BEHALF OF KENT'S BOARD OF DIRECTORS AND MAY
              BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

--------------------------------------------------------------------------------